Filed Under Rule 424(b)5
File No. 333-202956

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 25, 2016)

$100,000,000

UNIT CORPORATION

Common Stock

This prospectus supplement and the accompanying base prospectus relate to the issuance and sale from time to time of shares of common stock, $0.20 par value per share, of Unit Corporation (the “Company”) in an amount having an aggregate offering price of up to $100,000,000 through Raymond James & Associates, Inc. (“Raymond James” or the “sales agent”). These sales, if any, will be made under the terms of the distribution agreement between us and the sales agent, which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”).

Under the terms of the distribution agreement, we also may sell shares of common stock to the sales agent as principal for its own account. If we sell shares to the sales agent as principal under the distribution agreement, we will enter into a terms agreement with the sales agent and the sale will be made pursuant to such agreement. The compensation of Raymond James in its capacity as sales agent for sales of shares will be fixed at a commission rate of 2.0% of the gross sales price per share. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds” in this prospectus supplement.

Our shares of common stock trade on The New York Stock Exchange (the “NYSE”) under the symbol “UNT.” On March 31, 2017, the last reported sale price of our common stock on the NYSE was $24.16 per share. The sales agent is not required to sell any specific number or dollar amount of shares of our common stock and, will use commercially reasonable efforts, consistent with its normal trading and sales practices, as our agent to sell the shares of common stock offered, pursuant to the terms set forth in the transaction acceptance and the distribution agreement. Sales of our common stock, if any, made by Raymond James in its capacity as sales agent will be made by means of ordinary brokers’ transactions on the NYSE through at-the-market offerings or as otherwise agreed to with Raymond James.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement, the accompanying base prospectus, and in the documents incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before buying share of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

RAYMOND JAMES

Prospectus Supplement dated April 4, 2017

Prospectus Supplement

INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a shelf registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus supplement and the accompanying base prospectus. As allowed by the SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as the accompanying base prospectus, any documents incorporated by reference in this prospectus supplement or in the accompanying base prospectus, and any applicable free writing prospectus. Statements contained in this prospectus supplement and the accompanying base prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

Neither we nor the sales agent has authorized anyone to provide you with information other than the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus or to which this prospectus supplement refers or that is contained in any free writing prospectus relating to the common stock. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell our securities in any jurisdiction where an offer or sale is not permitted.

You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference” below. Information incorporated by reference after the date of this prospectus supplement and before the sale of all shares covered by this prospectus supplement is considered a part of this prospectus supplement and may add, update, or change information contained in this prospectus supplement. The information in this prospectus supplement, the accompanying base prospectus, or any document incorporated by reference in this prospectus supplement is accurate only as of the date contained on the cover of those documents. Neither the delivery of this prospectus supplement, the accompanying base prospectus, nor any sale made under this prospectus supplement and the accompanying base prospectus will, under any circumstances, imply that the information in this prospectus supplement or the accompanying base prospectus is correct as of any date after this prospectus supplement or the accompanying base prospectus. Any information in a later filing inconsistent with this prospectus supplement or the accompanying base prospectus (or any document previously incorporated by reference in this prospectus supplement) will supersede the information in this prospectus supplement or the accompanying base prospectus (or any document previously incorporated by reference in this prospectus supplement).

In this prospectus supplement, except as otherwise indicated or as the context otherwise requires, “UNT,” “we,” “our,” “our company,” “the company,” and “us” refer to Unit Corporation, a Delaware corporation, and all of its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control.

All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “believes,” “intends,” “expects,” “anticipates,” “projects,” “estimates,” “seeks,” “could,” “may,” “should,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “predicts,” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements include:

•	the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures;

•	prices for oil, natural gas liquids (“NGLs”), and natural gas;

•	demand for oil, NGLs, and natural gas;

•	our exploration and drilling prospects;

•	the estimates of our proved oil, NGLs, and natural gas reserves;

•	oil, NGLs, and natural gas reserve potential;

•	development and infill drilling potential;

•	expansion and other development trends of the oil and natural gas industry;

•	our business strategy;

•	our plans to maintain or increase production of oil, NGLs, and natural gas;

•	the number of gathering systems and processing plants we plan to construct or acquire;

•	volumes and prices for natural gas gathered and processed;

•	expansion and growth of our business and operations;

•	demand for our drilling rigs and drilling rig rates;

•	our belief that the final outcome of our legal proceedings will not materially affect our financial results;

•	our ability to timely secure third-party services used in completing our wells;

•	our ability to transport or convey our oil, NGLs, or natural gas production to established pipeline systems;

•	impact of federal and state legislative and regulatory actions impacting our costs and increasing operating restrictions or delays as well as other adverse impacts on our business;

•	our projected production guidelines for the year;

•	our anticipated capital budgets;

•	our financial condition and liquidity;

•	the number of wells our oil and natural gas segment plans to drill during the year; and

•	our estimates of the amounts of any ceiling test write-downs or other potential asset impairments we may be required to record in future periods.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. Whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties any one or combination of which could cause actual results to differ materially from our expectations and predictions, including:

•	the risk factors discussed in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference;

•	general economic, market, or business conditions;

•	the availability of and nature of (or lack of) business opportunities that we pursue;

•	demand for our land drilling services;

•	changes in laws or regulations;

•	changes in the current geopolitical situation;

•	risks relating to financing, including restrictions in our debt agreements and availability and cost of credit;

•	risks associated with future weather conditions;

•	decreases or increases in commodity prices;

•	our ability to successfully implement our pending technology conversion process relating to our financial and operational information systems; and

•	other factors, most of which are beyond our control.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the above cautionary statements. Because uncertainties and risk factors could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. Forward-looking statements speak only as of the date they are made. We disclaim any obligation to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in or incorporated by reference in this prospectus supplement or the accompanying base prospectus. Changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based on changes in those factors, our assumptions, or otherwise.

SUMMARY

This summary highlights certain information concerning our business and this offering. It does not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus. You should carefully read this entire prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference in this prospectus supplement and in the accompanying base prospectus. You should consider, among other things, the matters set forth in “Risk Factors” beginning on page S-7 of this prospectus supplement, “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus supplement, the risks described in the other documents incorporated by reference in this prospectus supplement, and the other information included in this prospectus supplement and the accompanying base prospectus before deciding to invest in our common stock.

Our Company

We were founded in 1963 as an oil and natural gas contract drilling company. Today, in addition to our drilling operations, we have operations in the exploration and production and mid-stream areas. We operate, manage, and analyze our results of operations through our three principal business segments:

•	Oil and Natural Gas—carried out by our subsidiary Unit Petroleum Company. This segment explores, develops, acquires, and produces oil and natural gas properties for our own account.

•	Contract Drilling—carried out by our subsidiary Unit Drilling Company. This segment contracts to drill onshore oil and natural gas wells for others and for our own account.

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Mid-stream—carried out by our subsidiary Superior Pipeline Company, L.L.C. and its subsidiaries. This segment buys, sells, gathers, processes, and treats natural gas for third parties and for our own account.

Our operations are mainly located in the Mid-Continent, Rocky Mountain, and Gulf Coast regions with additional activity in the Permian and Appalachian Basins. Our principal executive offices are located at 8200 South Unit Drive, Tulsa, Oklahoma 74132-5300, and our telephone number is (918) 493-7700. We maintain a website at www.unitcorp.com where general information about us is available. The information on our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying base prospectus.

The Offering

The following summary describes the principal terms of this offering of our common stock. Refer to the section of the accompanying base prospectus entitled “Description of Capital Stock” for a more detailed description of the terms of our common stock.

Issuer	Unit Corporation.

Shares We Are Offering	Shares of our common stock, $0.20 par value per share, in an amount having an aggregate offering price of up to $100,000,000.

Use of Proceeds	We intend to use the net proceeds from this offering, after deducting the sales agent’s commission and our offering expenses, to fund (or offset costs of) acquisitions, future capital expenditures, repay amounts outstanding under our revolving credit facility, and general corporate purposes. See “Use of Proceeds.”

Listing	Our common stock is listed on the NYSE under the symbol “UNT.”

Risk Factors	Investing in our common stock involves certain risks. You should consider the information under “Risk Factors” beginning on page S-7 of this prospectus supplement, “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus supplement, the risks described in the other documents incorporated by reference in this prospectus supplement, and the other information included in this prospectus supplement and the accompanying base prospectus before investing in our common stock.

RISK FACTORS

Before you decide to invest in our common stock, you should consider the risk factors set forth below as well as the risk factors related to us and our business described in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in this prospectus supplement, the risks described in the other documents incorporated by reference in this prospectus supplement, and the other information included in this prospectus supplement and the accompanying base prospectus. See “Where You Can Find Additional Information; Incorporation of Certain Documents by Reference.”

The shares of our common stock offered under this prospectus supplement and the accompanying base prospectus may be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at-the-market” offerings at prices lower than the prices they paid.

The actual number of shares we will issue under the distribution agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the distribution agreement and compliance with applicable law, we and Raymond James may mutually agree to sell shares of our common stock under a transaction acceptance at any time throughout the term of the distribution agreement. The number of shares that are sold by Raymond James after agreement on the terms of the transaction acceptance will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with Raymond James. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

We have broad discretion in the use of the net proceeds from this offering and may allocate the net proceeds in ways that you and other shareholders may not approve.

Our management has broad discretion in the use of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business and cause the market price of our shares of common stock to decline.

Our indebtedness reduces our financial flexibility and could impede our ability to operate.

We have historically operated with, and anticipate continuing to operate with, a significant amount of debt. The amount of our debt could have important consequences for investors in our common stock, including the following:

•	make it more difficult for us to satisfy our obligations with respect to our revolving credit facility;

•

impair our ability to obtain additional financing, if necessary, for working capital, letters of credit or other forms of guarantees, capital expenditures, acquisitions or other purposes or make financing unavailable on favorable terms;

•

require us to dedicate a substantial portion of our cash flow from operations to make payments on our debt, thereby reducing funds available for operations, capital expenditures, future business opportunities, and other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	reduce our ability to make acquisitions or expand our business;

•	limit our ability to borrow additional funds;

•	limit our ability to sell assets to raise funds if needed for working capital, capital expenditures, acquisitions, or other purposes;

•	make it difficult for us to pay dividends on shares of our common stock;

•	increase our vulnerability to adverse economics and industry conditions, including increases in interest rates; and

•	place us at a competitive disadvantage compared to competitors who might have less debt.

We may incur additional indebtedness in the future. To the extent that new indebtedness is added to our current debt levels, the risks described above would increase.

The market price of our common stock may be volatile or may decline and it may be difficult for you to resell shares of our common stock at prices you find attractive.

The market price of our common stock has experienced, and may continue to experience volatility. For example, during the twelve months ended December 31, 2016, the high sales price per share of our common stock on the NYSE was $28.51 and the low sales price per share was $3.90. The market price of our common stock could be subject to wide fluctuations in the future in response to events or factors that may vary over time, many of which are beyond our control. In particular, a significant or extended decline in natural gas and oil prices would have a material adverse effect on our common stock.

Future issuances or sales of our common stock, including under the distribution agreement, may depress the price of our common stock.

The sales or issuances of significant amounts of our common stock by us, including under the distribution agreement, or our significant stockholders, or the perception in the market that any of these sales will occur, may result in the lowering of the market price of our common stock. In the future, we may issue our securities to raise capital and in connection with investments or acquisitions. Any issuance could be of a material portion of our then outstanding shares of common stock.

We do not anticipate paying any dividends on our common stock in the foreseeable future. As a result, you will need to sell your shares of common stock to receive any income or realize a return on your investment.

To date, we have not paid any cash dividends on our common stock. We do not anticipate paying any dividends on our common stock in the foreseeable future. In addition, since we are a holding company with no material assets other than the shares of our subsidiaries through which we conduct our operations, our ability to pay dividends will depend on our subsidiaries’ ability to distribute monies to us.

Provisions of Delaware law and our charter documents may delay or prevent an acquisition of us that stockholders may consider favorable or may prevent efforts by our stockholders to change our directors or our management, which could decrease the value of your shares.

Section 203 of the Delaware General Corporation Law and provisions in our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult for a third party to acquire us without the consent of our board of directors. These provisions include the following:

•	restrictions on business combinations for a three-year period with a stockholder who becomes the beneficial owner of 15 percent or more of our common stock;

•	restrictions on the ability of our stockholders to remove directors;

•	supermajority voting requirements for stockholders to amend our organizational documents; and

•	a classified board of directors.

Although we believe these provisions protect our stockholders from coercive or otherwise unfair takeover tactics and thereby provide an opportunity to receive a higher bid by requiring potential acquirers to negotiate with our board of directors, these provisions apply even if the offer may be considered beneficial by some stockholders. Further, these provisions may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through unsolicited transactions that some or all of our stockholders might consider to be desirable. As a result, efforts by our stockholders to change our directors or our management may be unsuccessful.

We may issue preferred stock on terms that could adversely affect the voting power or value of our common stock.

Our amended and restated certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of our common stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, after deducting the sales agent’s commission and our offering expenses, to fund (or offset costs of) acquisitions, future capital expenditures, repay amounts outstanding under our revolving credit facility, and general corporate purposes.

As of March 31, 2017, we had approximately $150 million outstanding under our revolving credit facility, which matures on April 10, 2020, and $1.8 million in outstanding letters of credit. Borrowings under our revolving credit facility bear interest at LIBOR, the U.S. prime rate, or the federal funds rate, plus a 1.00% to 3.00% margin, dependent upon the amount outstanding. The weighted average interest rate on our revolving credit facility was 2.8% at December 31, 2016. Borrowings under our revolving credit facility were incurred for general corporate purposes, including the funding of our capital budget and acquisitions. Any amounts repaid with the proceeds from this offering may be reborrowed in the future.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences to non-U.S. holders of the ownership and disposition of our common stock, but does not purport to provide a complete analysis of all potential U.S. federal income tax considerations relating thereto.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is not a partnership or other entity classified as a partnership for U.S. federal income tax purposes and that is not, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States or any state in the United States, including the District of Columbia;

•	an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income; or

•

a trust if (i) such trust has validly elected to be treated as a United States person (as defined under the Internal Revenue Code of 1986 (the “Code”)) for U.S. federal income tax purposes or (ii) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of such trust.

If you are a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes), the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities. If you are a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes), or a partner in such partnership, you should consult your tax advisors regarding your investment in our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and Treasury regulations, all as in effect as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement, or differing interpretations of which, may affect the tax consequences described in this prospectus supplement. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their particular circumstances or non-U.S. holders subject to differing treatment (including U.S. expatriates and former U.S. citizens, persons subject to alternative minimum tax, persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment, banks, insurance companies and other financial institutions, brokers, dealers or traders in securities, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes, regulated investment companies and real estate investment trusts, tax-exempt entities or governmental organizations, persons deemed to sell our common stock under the constructive sale provisions of the Code, persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation, qualified foreign pension funds and tax-qualified retirement plans) and does not address the Medicare tax on net investment income, U.S. federal estate or gift tax laws or any tax consequences arising under the laws of any state, local or foreign jurisdiction. In addition, this discussion applies only to common stock that is held as a capital asset for U.S. federal income tax purposes (generally, property held for investment). Prospective purchasers are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions on Common Stock

We have not paid dividends on our common stock in the past and do not expect to pay any dividends on our common stock in the foreseeable future. If we do make distributions on shares of our common stock, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a non-taxable return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as capital gain realized on the sale or other disposition of our common stock. See “—Dispositions of Common Stock.”

If you are a non-U.S. holder, any distribution paid to you on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate on the gross amount of the distribution, unless a reduced rate is specified by an applicable income tax treaty. In order to obtain such a reduced rate of withholding, you will be required to provide the applicable withholding agent a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other suitable substitute or successor form) claiming a reduction of withholding tax under an applicable income tax treaty. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Dividends paid to you that are effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by you in the United States) will be generally subject to regular U.S. income tax as if you were a United States person (as defined under the Code), subject to an applicable income tax treaty providing otherwise. Such effectively connected dividends will not be subject to the U.S. withholding tax described in the paragraph above if you satisfy certain certification requirements by providing the applicable withholding agent a properly executed IRS Form W-8ECI (or other suitable substitute or successor form) certifying eligibility for exemption prior to the payment of the dividend. In addition, if you are a foreign corporation, you may be subject to a 30% (or, if an income tax treaty applies, such lower rate as may be provided in such income tax treaty) branch profits tax with respect to such effectively connected dividends.

Dispositions of Common Stock

Subject to the discussion below concerning backup withholding and FATCA withholding, gain realized by you on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, if an income tax treaty applies, the gain is attributable to a permanent establishment maintained by you in the United States), in which case the gain will be subject to U.S. federal income tax (and, if you are a foreign corporation, branch profits tax) generally in the same manner as effectively connected dividend income as described above, subject to an applicable income tax treaty providing otherwise;

•	you are an individual present in the United States for 183 days or more in the calendar year of such sale, exchange or other disposition and certain other conditions are met, in which case such gain (which generally may be offset by U.S. source capital losses) will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty); or

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we are or have been a “U.S. real property holding corporation” (“USRPHC”) at any time during the shorter of the five-year period ending on the date of the disposition or your holding period for the stock, and either (i) our common stock is not “regularly traded” (as defined by applicable Treasury regulations) on an established securities market during the calendar year in which the sale or other disposition occurs or (ii) you own, or have owned, actually or constructively, at any time, during the shorter of the five-year period ending on the date of the disposition or your holding period for the stock, more than 5% of our common stock.

We believe that we currently are a USRPHC, and we expect to remain a USRPHC. However, so long as our common stock continues to be regularly traded on an established securities market within the meaning of the applicable Treasury regulations, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock will be taxed on gain realized on the disposition of our common stock as a result of our status as a USRPHC. If our common stock were not considered to be regularly traded, you would generally be subject to U.S. federal income tax on any gain realized on a disposition of our common stock as if you were a United States person (regardless of the percentage of common stock owned), unless an applicable income tax treaty provides otherwise. In addition, a 15% withholding tax would generally apply to the gross proceeds from such disposition. You also would be required to file a U.S. federal income tax return for any taxable year in which you realize a gain from the disposition of our common stock that is subject to U.S. federal income tax as a result of our status as a USRPHC.

You should consult your tax advisors regarding the application of the foregoing rules to your disposition of our common stock.

Backup Withholding and Information Reporting

Any dividends that are paid to you generally must be reported annually to the IRS and to you. Copies of the information returns reporting dividend payments and any withholding may also be made available to the tax authorities in the country in which you reside or are established under the provisions of an applicable tax treaty or other intergovernmental agreement. Payments of dividends to you generally will not be subject to backup withholding if you provide to the applicable withholding agent the appropriate, properly completed IRS Form W-8BEN, W-8BEN-E, or W-88ECI (or other suitable substitute or successor form) or otherwise establish an exemption.

Unless you provide the certification described above, or you otherwise establish an exemption, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock and you may be subject to backup withholding on the proceeds from a sale or other disposition of our common stock. However, proceeds from a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker without specified U.S. connections generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability (if any) and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder, commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), impose a withholding tax of 30% on payments of dividends on our common stock, and, beginning on January 1, 2019, on gross proceeds from sales or other dispositions of our common stock paid to “foreign financial institutions” (which is broadly defined for this purpose) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. You should consult your tax advisors regarding the effects of FATCA on your investment in our common stock.

The preceding discussion of certain U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of purchasing, holding and disposing shares of our common stock, including the applicability and effect of any state, local or foreign tax law, and of any pending or subsequent changes in applicable laws.

PLAN OF DISTRIBUTION

We have entered into a distribution agreement under which we may issue and sell our common stock in an amount having an aggregate sales price of up to $100,000,000 from time to time through Raymond James as our sales agent or through sales to Raymond James as principal under any terms agreement.

On acceptance of a transaction proposal from us and subject to the terms and conditions of the distribution agreement, Raymond James will use commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the designated common stock under the terms agreed to with us, which terms will include the day(s) on which the shares of common stock are intended to be sold, the maximum number of shares of common stock to be offered and any minimum price below which sales may not be made.

Raymond James, in its capacity as sales agent, will arrange for or make sales, if any, by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, or as we may otherwise agree with Raymond James. If agreed to in a terms agreement, and subject to the terms and conditions of the distribution agreement, we may also sell common stock to Raymond James as principal, at a purchase price agreed to by Raymond James and us.

We will pay Raymond James a commission equal to 2.0% of the gross sales price of any such shares of common stock sold through it as sales agent. The remaining sales proceeds, after deducting any transaction taxes or fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of the common stock. Commissions paid to Raymond James for stock purchased by it as principal will be set forth in a terms agreement between us and Raymond James.

Settlement for sales of common stock by Raymond James in its capacity as sales agent will occur on the third business day following the date on which any sales are made (or as otherwise required under SEC rules) in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust, or similar arrangement. We will report at least quarterly the number of common stock sold through Raymond James, as agent, and directly as principal, the gross and net proceeds to us from such sales, and the compensation paid by us to Raymond James in connection with the sales.

If we or Raymond James have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Exchange Act, that party will promptly notify the other and sales of common stock under the distribution agreement will be suspended until it is collectively agreed that Rule 101(c)(1) or another exemptive provision has been satisfied.

In connection with the sale of the common stock on our behalf, Raymond James may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Raymond James may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification to Raymond James against certain liabilities, including civil liabilities under the Securities Act.

Unless earlier terminated by a party pursuant to the distribution agreement, the offering of our common stock under the distribution agreement will terminate on the earlier of (1) the sale of all common stock subject to the distribution agreement or (2) the twelve-month anniversary of the distribution agreement.

When a sale of our common stock under the distribution agreement is pending, we will not (i) offer, pledge, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of our common stock or any securities convertible into or exercisable or exchangeable for such share (other than pursuant to a registration statement on Form S-8 or S-4, in connection with any long-term incentive plan, an employee plan or common stock ownership plan), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such share, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, without the prior written notice to Raymond James, and Raymond James’ suspension of activity for such period of time as we request or deemed appropriate by Raymond James in light of the proposed sale.

LEGAL MATTERS

Certain legal matters, including the validity of common stock offered under this prospectus supplement will be passed on for us by Gable & Gotwals, A Professional Corporation, Tulsa, Oklahoma. Certain legal matters will be passed on for Raymond James by Morrison & Foerster LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Approximately 65% of our year-end 2016 U.S. proved equivalent reserves estimates included in our Annual Report on Form 10-K for the year ended December 31, 2016, were audited by Ryder Scott Company, L.P., an independent petroleum engineering firm, as stated in their reserves audit report dated January 26, 2017. This information is incorporated by reference into this prospectus supplement on the authority of that firm as an expert in these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy our reports filed with the SEC at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC reports are also available on the SEC’s website. Our SEC filings can also be found on our website at http://www.unitcorp.com/investor/filings.htm. However, except for our filings with the SEC that are incorporated by reference into this prospectus supplement, the information on or accessible through our website is not a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below (other than portions of these documents that are deemed to have been furnished and not filed, except as expressly incorporated by reference):

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017, as amended by the Form 10-K/A filed with the SEC on March 30, 2017;

•	our Current Report on Form 8-K filed on February 23, 2017 (Item 5.02 only); and

•

the description of our common stock set forth in our Registration Statement on Amended Form 8-B dated October 7, 1986, including any amendments or reports filed for the purpose of updating that description.

We also incorporate by reference the information contained in all other documents we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished under Item 9.01)) after the date of this prospectus supplement and before the sale of all the shares covered by this prospectus supplement. The information contained in any of those documents will be considered part of this prospectus supplement from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide at no cost to each holder, including any beneficial owner of the offered securities, to whom this prospectus supplement and the accompanying base prospectus is delivered, a copy of the reports and any or all of the information that has been incorporated by reference but not delivered with this prospectus supplement and the accompanying base prospectus. Please direct your oral or written request to Mark E. Schell, Senior Vice President, Secretary and General Counsel, at our principal executive offices located at:

8200 South Unit Drive

Tulsa, Oklahoma 74132

(918) 493-7700

Article 4 of our by-laws provides for indemnification of any person who is, or is threatened to be made a party to, or is otherwise involved in, any proceeding by reason of his or her position as a director or officer against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in their positions so long as they acted in good faith and in a manner they reasonably believe to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney’s fees and other expenses and is not available if the person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for these persons. Article 4 of our by-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any other rights to which any present and former directors and officers may be entitled.

Article 9 of our charter eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director

•	for a breach of the director’s duty of loyalty to us or to our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

•	for transactions from which the director derived an improper personal benefit.

We have purchased directors and officer’s liability insurance that would indemnify our directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while performing their duties.

Our policy is to enter into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and which allow for certain additional procedural protections.

The above discussion of our charter, by-laws, indemnification agreements and of Section 145 of the Delaware General Corporation Law is not exhaustive and is qualified in its entirety by our charter, our by-laws, the indemnification agreements and statute.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROSPECTUS

UNIT CORPORATION

$500,000,000

Debt Securities

Preferred Stock

Common Stock

Warrants

Purchase Contracts

Units

By this prospectus, we may offer and sell from time to time:

•	senior debt securities;

•	subordinated debt securities;

•	preferred stock;

•	common stock;

•	warrants;

•	purchase contracts; or

•	units.

One or more of our subsidiaries may guarantee the senior or subordinated debt securities offered by this prospectus.

This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide you with one or more supplements to this prospectus that will contain additional information about the specific offering. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements to this prospectus carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “UNT.” Our executive offices are located at 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136, and our telephone number is (918) 493-7700.

There are significant risks associated with an investment in our securities. You should read carefully the risks we describe in the accompanying prospectus supplement as well as the risk factors discussed in our periodic reports that we file with the Securities and Exchange Commission (the “SEC”) for a better understanding of the risks and uncertainties that investors in our securities should consider.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers on a continuous or delayed basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” beginning on page 15 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is March 25, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading below “Where You Can Find More Information.”

We have not authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus or any related prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You may obtain copies of the registration statement, or of any document which we have filed as an exhibit to the registration statement or to any other SEC filing, either from the SEC or from our corporate secretary as described below. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each document.

Unless otherwise indicated or otherwise required by the context in which the term occurs, all references in this prospectus or a supplement to “we,” “our,” “us,” “company” or similar terms refer to Unit Corporation together with its subsidiaries.

RISK FACTORS

We describe these risks and uncertainties in greater detail under the caption “Risk Factors” in our most recent Form 10-K, as updated by any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we have filed or will file with the SEC. You should read all other information contained or incorporated by reference into this prospectus and the risk factors and other information contained in the applicable prospectus supplement before deciding to invest in our securities. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated herein by reference or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated by reference in this prospectus, which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “believes,” “intends,” “expects,” “anticipates,” “projects,” “estimates,” “predicts” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements are based on assumptions which we believe are reasonable based on current expectations and projections about future events and industry conditions and trends affecting our business. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that, among other things, could cause actual results to differ materially from those contained in the forward-looking statements, including without limitation the following:

•	the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures;

•	the number of wells we plan to drill or rework;

•	prices for oil, natural gas liquids (“NGLs”), and natural gas;

•	demand for oil, NGLs, and natural gas;

•	our exploration and drilling prospects;

•	the estimates of our proved oil, NGLs, and natural gas reserves;

•	oil, NGLs, and natural gas reserve potential;

•	development and infill drilling potential;

•	expansion and other development trends of the oil and natural gas industry;

•	our business strategy;

•	our plans to maintain or increase production of oil, NGLs, and natural gas;

•	the number of gathering systems and processing plants we plan to construct or acquire;

•	volumes and prices for natural gas gathered and processed;

•	expansion and growth of our business and operations;

•	demand for our drilling rigs and drilling rig rates;

•	our belief that the final outcome of our legal proceedings will not materially affect our financial results;

•	our ability to timely secure third-party services used in completing our wells;

•	our ability to transport or convey our oil or natural gas production to established pipeline systems;

•	impact of federal and state legislative and regulatory actions impacting our costs and increasing operating restrictions or delays as well as other adverse impacts on our business;

•	our projected production guidelines for the year;

•	our anticipated capital budgets;

•	the number of wells our oil and natural gas segment plans to drill during the year; and

•	our estimates of the amounts of any ceiling test write-downs or other potential asset impairments we may be required to record in future periods.

These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including:

•	the risk factors discussed in this prospectus, any accompanying prospectus supplement and in the documents (if any) we incorporate by reference;

•	general economic, market or business conditions;

•	the availability of and nature of (or lack thereof) business opportunities that we pursue;

•	demand for our land drilling services;

•	changes in laws or regulations;

•	decreases or increases in commodity prices; and

•	other factors, most of which are beyond our control.

You should not place undue reliance on any of these forward-looking statements. We disclaim any current intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or the accompanying prospectus supplement to reflect the occurrence of unanticipated events.

WHO WE ARE

We were founded in 1963 as an oil and natural gas contract drilling company. Today, in addition to our drilling operations, we have operations in the exploration and production and mid-stream areas. We operate, manage, and analyze our results of operations through our three principal business segments:

•	Oil and Natural Gas – carried out by our subsidiary Unit Petroleum Company. This segment explores, develops, acquires, and produces oil and natural gas properties for our own account.

•	Contract Drilling – carried out by our subsidiary Unit Drilling Company. This segment contracts to drill onshore oil and natural gas wells for others and for our own account.

•	Mid-Stream – carried out by our subsidiary Superior Pipeline Company, L.L.C. and its subsidiaries. This segment buys, sells, gathers, processes, and treats natural gas for third parties and for our own account.

Our operations are mainly located in the Mid-Continent, Rocky Mountain, and Gulf Coast regions with additional activity in the Permian and Appalachian Basins. Our principal executive offices are located at 7130 South Lewis, Suite 1000, Tulsa, Oklahoma 74136, and our telephone number is (918) 493-7700. Our common stock trades on the New York Stock Exchange under the symbol “UNT.”

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

	Year Ended December 31,
	2015		2014	2013	2012	2011
Ratio of Earnings to Fixed Charges(1)(2)	—	(3)	5.0x	6.6x	1.8x	20.8x

(1)	Earnings available for fixed charges represent earnings from continuing operations before income taxes and fixed charges. Fixed charges represent interest incurred and guaranteed plus that portion of rental expense deemed to be the equivalent of interest.
(2)	There were no shares of preferred stock outstanding during any of the time periods indicated in the table.
(3)	Earnings for the year ended December 31, 2015 were insufficient to cover fixed charges by $1.6 billion.

USE OF PROCEEDS

Except as otherwise described in any prospectus supplement, the net proceeds from the sale of securities offered from time to time will be used for general corporate purposes, which may include:

•	repayment or refinancing of our debt;

•	working capital;

•	capital expenditures;

•	purchases of oil and natural gas properties, midstream assets, or drilling rigs; and

•	repurchases and redemptions of securities.

THE SECURITIES WE MAY OFFER

This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer and sell from time to time any of the following securities:

•	debt securities;

•	preferred stock;

•	common stock;

•	warrants to purchase debt securities, preferred stock or common stock;

•	purchase contracts; and

•	units.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities, which may consist of senior notes and debentures and subordinated notes and debentures, describes certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions may apply to the debt securities being offered will be described in the prospectus supplement relating to the debt securities. You will need to review both the prospectus supplement and the following description for a description of the terms of a particular issue of our debt securities.

The debt securities will be general obligations and may be subordinated to our senior indebtedness (as discussed below) to the extent described in the applicable prospectus supplement. See “Description of Debt Securities—Subordination” below. Debt securities will be issued under an indenture to be entered into between us and an indenture trustee to be selected by us and named in a prospectus supplement. A copy of the form of indenture has been filed as an exhibit to the registration statement. This discussion of certain provisions of the indenture is a summary only and is not a complete description of the terms and provisions of the indenture. This discussion is completely qualified by reference to the actual terms of the indenture. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings specified in the indenture.

General

The indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue the debt securities from time to time in one or more series. The indenture does not limit the amount of other unsecured indebtedness or securities which we may issue. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not benefit from any covenant or other provision that would give holders of debt securities special protection in the event of a highly leveraged transaction involving us. The applicable prospectus supplement will contain the following terms of the debt securities of the series for which the prospectus supplement is being delivered:

•	the title;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal and premium, if any, are payable;

•	the rate or rates (which may be fixed or variable), or the method of determining the rate or rates, at which the debt securities will bear interest, the date or dates from when interest will accrue, the dates when interest will be payable or the method by which the dates will be determined, the record dates for determining who the interest will be paid to, and the basis on which interest will be calculated if other than a 360-day year (twelve 30-day months);

•	where principal, premium, if any, and interest will be paid;

•	the terms and conditions on which the debt securities may be redeemed;

•	our obligation, if any, to redeem, purchase, or repay the debt securities because of any sinking fund or analogous provisions or at the option of a holder of the debt securities and the price or prices at which, the period or periods within which, and the terms on which the debt securities of the series will be redeemed, purchased, or repaid, in whole or in part;

•	the terms, if any, on which the debt securities may be convertible into or exchanged for our securities or any other issuer or obligor and the terms and conditions on which the conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision;

•	the denominations in which the debt securities will be issuable;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities may be determined with reference to an index or under a formula, the manner in which the amounts will be determined;

•	if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates before the stated maturity, the amount that will be deemed to be the principal amount as of that date for any purpose, including the principal amount that will be due and payable on any maturity other than the stated maturity or that will be deemed to be outstanding as of that date (or, in some cases, the manner in which the deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent principal amount in United States currency;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

•	if other than United States dollars, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium, if any, and interest with respect to debt securities will be payable;

•	if other than the principal amount of debt securities, the portion of the principal amount of debt securities which will be payable on declaration of acceleration or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the indenture as currently in effect;

•	any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal of and interest on the debt securities due and payable;

•	whether the debt securities will be issued in whole or in part in global form, the terms and conditions on which any global security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the depositary for the global security;

•	any trustees, authenticating or paying agents, transfer agents or registrars;

•	any addition to or change in the covenants applicable to the debt securities;

•	the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on, debt securities and any corresponding changes to the provisions of the indenture as currently in effect;

•	the subordination, if any, of the debt securities and any changes or additions to the provisions of the indenture relating to subordination;

•	if debt securities do not bear interest, the dates for certain required reports to the trustee;

•	any other terms of the debt securities not prohibited by the indenture; and

•	any material United States federal income tax consequences or other special considerations applicable to the series of debt securities offered.

Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may not be periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security on acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

If the senior debt securities are issued with “original issue discount” within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder’s tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

Payments of interest on debt securities will be made at the corporate trust office of the trustee or at our option by check mailed to the registered holders of debt securities or, if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by the holder.

Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to the series. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by the global security or securities. Until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of the successor.

The specific terms of any depositary arrangement will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.

If we issue a global security, the depositary for the global security will credit on its system, the respective principal amounts of the debt securities represented by the global security to the accounts of persons that have accounts with the depositary (“participants”). The underwriters or agents participating in the distribution of the debt securities will designate the amounts to be credited. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfer of beneficial interests in the global security will be effected only through records maintained by the depositary for the global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). While the depositary for a global security, or its nominee, is the registered owner of the global security, the depositary or the nominee, as the case may be, will be the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below, owners of a beneficial interest in a global security will not be entitled to have the debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the debt securities and will not be considered the owners or holders of the debt securities under the indenture.

Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. We, the trustee or any paying agent for the debt securities will not have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any debt securities represented by a global security, on receipt of any payment of principal, premium, or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of the participants.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in exchange for the global security. Also, we may determine not to have any of the debt securities of a series represented by one or more global securities. In that event, we will issue debt securities of that series in definitive form in exchange for the global security or securities representing the debt securities.

Subordination

Debt securities may be subordinated to the prior payment of all our indebtedness that is designated as “senior indebtedness.” Senior indebtedness, with respect to any series of subordinated debt securities, will consist of any of our indebtedness that is designated in a resolution of our board of directors or the supplemental indenture establishing the series as senior indebtedness with respect to the series.

If we make a payment or distribution of our assets to our creditors or if there is a total or partial liquidation or we are dissolved or we file for bankruptcy, receivership, or similar proceeding, the holders of the senior indebtedness will be paid in full before the holders of the subordinated debt would receive any payment with respect to the subordinated debt securities. Until the senior indebtedness is paid in full, there will be no distribution to the holders of the subordinated debt securities (except that the holders may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities).

We may not make any payments of principal, premium, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of the subordinated debt securities, or repurchase, redeem, or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by the delivery of subordinated debt securities by us to the trustee in satisfaction of our sinking fund obligation) any subordinated debt securities if:

(a)	any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including maturity), or

(b)	any other default on senior indebtedness occurs and the maturity of the senior indebtedness is accelerated in accordance with its terms,

unless, in either case,

(i)	the default has been cured or waived and the acceleration has been rescinded,

(ii)	the senior indebtedness has been paid in full in cash, or

(iii)	we and the trustee receive written notice approving the payment from the representatives of each issue of “designated senior indebtedness” (which will include any specified issue of senior indebtedness).

During any default (other than a default described in clause (a) or (b) above) on any senior indebtedness under which the maturity of the senior indebtedness may be accelerated without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period (the “payment blockage period”) starting on our receipt and the trustee’s receipt of written notice of the election to effect a payment blockage period and ending after 179 days. The payment blockage period may be terminated before its expiration by written notice to the trustee and to us from the person who gave the blockage notice, by repayment in full in cash of the senior indebtedness with respect to which the blockage notice was given, or because the default giving rise to the payment blockage period is no longer continuing. Unless the holders of the senior indebtedness have accelerated the maturity of the senior indebtedness, we may resume payments on the subordinated debt securities after the expiration of the payment blockage period. Not more than one blockage notice may be given in any period of 360 consecutive days unless the first blockage notice within the 360-day period is given by or on behalf of holders of designated senior indebtedness other than the bank indebtedness, in which case the representative of the bank indebtedness may give another blockage notice within the period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness.

As a result of the subordination provisions, in the event of our bankruptcy or insolvency, our creditors who are holders of senior indebtedness, as well as certain of our general creditors, may recover ratably more than the holders of the subordinated debt securities.

Subsidiary Guarantees

If specified in a prospectus supplement, one or more of our subsidiaries may guarantee our obligations relating to our debt securities issued under this prospectus. The specific terms and provisions of each subsidiary guarantee, including any provisions relating to the subordination of any subsidiary guarantee, will be described in the applicable prospectus supplement. The obligations of each subsidiary guarantor under its subsidiary guarantee will be limited as necessary to seek to prevent that subsidiary guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable federal or state law.

Events of Default and Remedies

The following events are defined in the indenture as “events of default” with respect to a series of debt securities:

(a)	a default in the payment of any installment of interest (whether or not, in the case of subordinated debt securities, the payment will be prohibited by reason of the subordination provision described above) and continuance of the default for a period of 30 days;

(b)	a default in the payment of principal or premium, if any, whether at maturity, on redemption, by declaration, on required repurchase, or otherwise (whether or not, in the case of subordinated debt securities, the payment will be prohibited by reason of the subordination provision described above;

(c)	a default in the payment of any sinking fund payment;

(d)	we fail to comply with the provisions of the indenture relating to consolidations, mergers and sale of assets;

(e)	we fail to observe or perform any other covenants or agreements in the debt securities, in any resolution of our board of directors authorizing the issuance of the debt securities, in the indenture, or in any supplemental indenture (other than a covenant or agreement a default in the performance of which is otherwise specifically dealt with) for a period of 60 days following the date we receive proper written notice specifying the failure;

(f)	we do not pay our indebtedness within any applicable grace period after final maturity or the indebtedness is accelerated by the holders of the indebtedness because of a default, the total amount of the indebtedness unpaid or accelerated exceeds the amount specified or the United States dollar equivalent of the amount specified at the time, and the default remains uncured or the acceleration is not rescinded for 10 days after the date on which written notice specifying the failure and requiring us to remedy the failure will have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

(g)	we

(i)	voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency, or similar law,

(ii)	consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any bankruptcy proceeding or the filing of any bankruptcy petition,

(iii)	apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, or similar official for us for a substantial part of our property,

(iv)	file an answer admitting the material allegations of a petition field against us in any bankruptcy proceeding,

(v)	make a general assignment for the benefit of our creditors,

(vi)	admit in writing our inability or generally fail to pay our debts as they become due,

(vii)	take corporate action for the purpose of effecting any of the foregoing, or

(viii)	take any comparable action to items (i) through (vii) under any foreign laws relating to insolvency;

(h)	the entry of an order or decree by a court having competent jurisdiction for

(i)	relief with respect to us or a substantial part of our property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law,

(ii)	the appointment of a receiver, trustee, custodian, sequestrator, or similar official for us or for a substantial part of our property, or

(iii)	our winding-up or liquidation;

and the order or decree continues unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days; or

(i)	any other event of default provided under the terms of the debt securities of that series.

An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

If an event of default occurs and is continuing with respect to any series of debt securities, unless the principal and interest with respect to all the debt securities of the series have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of the series then outstanding may declare the principal of (or, if original issue discount debt securities, the portion of the principal amount as may be specified in the series) and interest on all the debt securities of the series due and payable immediately.

If an event of default occurs and is continuing, the trustee will be entitled to institute any action or proceeding for the collection of the sums due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the indenture, to prosecute the action or proceeding to judgment or final decree, and to enforce any judgment or final decree against us or any other obligor on the debt securities of the series. In addition, if there is pending proceedings for the bankruptcy or reorganization of the company or any other obligor on the debt securities, or if a receiver, trustee, or similar official is appointed for our property, the trustee will be entitled to file and prove a claim for the whole amount of principal, premium and interest (or, in the case of original issue discount debt securities, the portion of the principal amount as may be specified in the terms of the series) owing and unpaid with respect to the debt securities. No holder of any debt securities of any series will have any right to institute any action or proceeding with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, unless:

(a)	the holder previously will have given to the trustee written notice of an event of default with respect to debt securities of that series and of the continuance of the event of default;

(b)	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series will have made written request to the trustee to institute the action or proceeding with respect to the event of default and will have offered to the trustee the reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred in connection with the action or proceeding; and

(c)	the trustee, for 60 days after its receipt of the notice, request, and offer of indemnity will have failed to institute the action or proceeding and no direction inconsistent with the written request will have been given to the trustee under the provisions of the indenture.

Before the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except:

(a)	default in the payment of the principal, premium, if any, or interest with respect to the debt securities; or

(b)	a default with respect to a provision of the indenture that cannot be amended without the consent of each holder that is affected.

In the case of a waiver, the default will cease to exist, any event of default arising from the default will be deemed to have been cured for all purposes, and we, the trustee and the holders of the debt securities of that series will each be restored to their former positions and rights under the indenture.

The trustee will, within 90 days after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities notice of all uncured defaults known to it, unless the defaults have been cured or waived before giving the notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the debt securities or in the making of any sinking fund payment with respect to the debt securities, the trustee will be protected in withholding the notice if it in good faith determines that withholding the notice is in the interest of the holders of the debt securities.

Modification of the Indenture

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture for one or more of the following purposes:

(a)	to evidence our succession by another person and the assumption by the successor of our covenants, agreements, and obligations in the indenture and in the debt securities;

(b)	to surrender any right or power conferred on us by the indenture, to add further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities, and to make the occurrence, or the occurrence and continuance of a default in any of the additional covenants, restrictions, conditions, or provisions, a default or an event of default under the indenture;

(c)	to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture, or in any debt securities that may be defective or inconsistent with any other provision contained in the indenture, in any supplemental indenture, or in any debt securities, to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture that do not adversely affect the interests of any holders of debt securities of any series;

(d)	to modify or amend the indenture in a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust indenture Act as then in effect;

(e)	to add or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as it action does not adversely affect the interest of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

(f)	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under the provisions (but only if the holder of senior indebtedness consents to the change);

(g)	to add guarantees with respect to the debt securities or to secure the debt securities;

(h)	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, as long as the addition, change, or elimination that is not otherwise permitted under the indenture

(i)	does not apply to any debt securities of any series created before the signing of the supplemental indenture and entitled to the benefit of the provision or modify the rights of the holders of any debt security with respect to the provision, or

(ii)	becomes effective only when there is no debt security outstanding;

(i)

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

(j)	to establish the form or terms of any series of debt securities.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of the series. However, without the consent of the holders of each debt security that is affected, the supplemental indenture may not:

(i)	reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

(ii)	reduce the interest rate or extend the time for payment of interest on any debt security;

(iii)	reduce the principal of or extend the stated maturity of any debt security;

(iv)	reduce the premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

(v)	make any debt security payable in a currency other than that stated in the debt security;

(vi)	in the case of any subordinated debt security, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under the provisions;

(vii)	release any security that may have been granted with respect to the debt securities; or

(viii)	make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent.

Consolidation, Merger, and Sale of Assets

The indenture provides that we may not consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of our assets, unless the following conditions have been satisfied:

(a)	Either

(i)	We are the continuing person in the case of a merger; or

(ii)	The successor corporation is a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and will expressly assume all of our obligations under the debt securities and the indenture;

(b)	Immediately after giving effect to the transaction (and treating any indebtedness that becomes an obligation of the successor corporation or any of our subsidiaries as a result of the transaction as having been incurred by the successor corporation or a subsidiary at the time of the transaction), no default or event of default would occur or be continuing; and

(c)	We have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, or transfer complies with the indenture.

Satisfaction and Discharge of the Indenture

The indenture provides, among other things, that when all debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated

maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. At the time of the deposit, the indenture will cease to be of further effect, except as to our obligations to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel required under the indenture. At that time we will be deemed to have satisfied and discharged the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Information concerning the trustee for a series of debt securities will be described in the prospectus supplement relating to that series of debt securities.

We may have normal banking relationships with the trustee in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

We have 180,000,000 authorized shares of capital stock, consisting of (a) 175,000,000 shares of common stock, having a par value of $0.20 per share, and (b) 5,000,000 shares of preferred stock, having a par value of $1.00 per share. As of March 14, 2016, there were 51,448,713 shares of our common stock outstanding. No preferred stock is outstanding.

Common Stock

All of the outstanding shares of common stock are fully paid and nonassessable.

Our stockholders are entitled to receive dividends, when, as and if declared by our board of directors out of assets legally available for their payment. In certain cases, we may not pay dividends to common stockholders until our dividend obligations to the holder of any preferred stock then outstanding have been satisfied. The provisions of our credit arrangements subject us to certain restrictions on the payment of dividends.

In the event of our voluntary or involuntary liquidation, dissolution or winding up, our stockholders will be entitled to share equally in our assets remaining after payment of all liabilities and after holders of all series of outstanding preferred stock have received their liquidation preferences in full.

Our stockholders have no preemptive, subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to the common stock.

Our stockholders are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock have no right to cumulate their votes in the election of directors.

Preferred Stock

As of the date of this prospectus, there were no shares of preferred stock outstanding.

Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of the stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The purpose of authorizing the board of directors to determine these rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, decrease the amount of earnings and assets available for distribution to holders of common stock, adversely affect the rights and powers, including voting rights, of holders of common stock and have the effect of delaying, deferring or preventing a change in control of us.

Certain Possible Anti-takeover Provisions

Our by-laws, charter and Delaware law contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

Classified Board of Directors

Our by-laws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms, with the number of directors in each class to be as nearly equal as possible. As a result, and assuming all classes have the same number of directors, only one-third of our directors are elected each year.

Issuance of Preferred Stock

As described above, our charter authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. The issuance of preferred stock could, among other things, make it more difficult for a third party to gain control of us.

Fair Price Provisions

Our charter also contains certain “fair price provisions” designated to provide safeguards for stockholders when an “interested stockholder” (defined as a stockholder owning 5% or more of our voting stock) attempts to effect a “business combination” with us. The term “business combination” includes:

•	any merger or consolidation of us involving the interested stockholder;

•	certain dispositions of our assets;

•	any issuance of our securities meeting certain threshold amounts, to the interested stockholder;

•	the adoption of any plan for the liquidation or dissolution of the corporation proposed on behalf of an interested stockholder; and

•	any reclassification of our securities having the effect of increasing the proportionate share of ownership of the interested stockholder.

In general, a business combination between us and the interested stockholder must be approved by the affirmative vote of 80% of the outstanding voting stock unless the transaction is approved by a majority of the members of the Board of Directors who are not affiliated with the interested stockholder or certain minimum price and form of consideration requirements are satisfied.

Delaware Business Combination Statute

We are incorporated under the laws of the State of Delaware. Section 203 of the Delaware General Corporation Law prevents an “interested stockholder” (defined as a stockholder owning 15% or more of a corporation’s voting stock) from engaging in a business combination with that corporation for a period of three years from the date the stockholder became an interested stockholder unless:

•	the corporation’s board of directors had earlier approved either the business combination or the transaction by which the stockholder became an interested stockholder;

•	on attaining that status, the interested stockholder had acquired at least 85% of the corporation’s voting stock (not counting shares owned by persons who are directors and also officers); or

•	the business combination is later approved by the board of directors and authorized by a vote of two-thirds of the stockholders (not including the shares held by the interested stockholder).

Since we have not amended our charter or by-laws to exclude the application of Section 203, its provisions apply to us. Accordingly, Section 203 may inhibit an interested stockholder’s ability to acquire additional shares of common stock or otherwise engage in a business combination with us.

Special Meetings of Stockholders

Our by-laws provide that special meetings of the stockholders may be called at any time ony by the board of directors or the president.

Advance Notice for Raising Business or Making Nominations at Meetings

Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to elected.

The only business that may be conducted at an annual meeting of stockholders is that which has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary before a meeting at which directors are to be elected will be eligible for election as directors. The person presiding at the meeting will have the authority to make determinations whether a stockholder’s notice complies with the procedures in our by-laws.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is generally required to be received by our secretary not later than 90 days nor earlier than 120 days before the first anniversary of the prior year’s annual meeting date.

The notice of any nomination for election as a director is required to describe the information regarding that person required in our by-laws as well as by paragraphs (a), (e), and (f) of Item 401 of regulation S-K adopted by the SEC.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities or, warrants to purchase common stock or preferred stock. Warrants may be issued independently of or together with any other securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with any warrant and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summaries describe certain general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be described in the applicable prospectus supplement.

Debt Warrants

The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

•	their title;

•	the offering price, if any;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable on exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of the debt warrants issued with each security;

•	if applicable, the date from and after which the debt warrants and any securities issued with the debt warrants will be separately transferable;

•	the principal amount of debt securities purchasable on exercise of a debt warrant and the price at which the principal amount of debt securities may be purchased on exercise;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of the debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued on exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the antidilution provisions of the debt warrants, if any;

•	the redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

•	their title;

•	the offering price, if any;

•	the aggregate number of the stock warrants;

•	if applicable, the designation, number of shares and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable on exercise of the stock warrants;

•	if applicable, the date from and after which the stock warrants and any securities issued with the stock warrants will be separately transferable;

•	the number of shares of common stock, or preferred stock purchasable on exercise of a stock warrant and the price at which the shares may be purchased on exercise;

•	the date on which the right to exercise the stock warrants will commence and the date on which the right will expire;

•	if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the antidilution provisions of the stock warrants, if any;

•	the redemption or call provisions, if any, applicable to the stock warrants; and

•	any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares under a predetermined formula) at a future date or dates. The consideration payable on settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula described in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts.

The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as “prepaid securities,” on release to a holder of any collateral securing the holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of those securities. The applicable prospectus supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell offered securities in any one or more of the following ways from time to time:

•	through agents,

•	to or through underwriters,

•	through dealers,

•	directly to purchasers, or

•	through a combination of these methods or through any other method permitted by law.

Any underwriter, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act.

The prospectus supplement with respect to the offered securities will describe the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents,

•	the purchase price and the proceeds to us from the sale,

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us,

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, or

•	any trading market or securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices (which may be changed),

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to the agent will be described in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment.

If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be described in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all offered securities of a series if any are purchased.

We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be described in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of the over-allotment option will be described in the prospectus supplement relating to the offered securities.

If a dealer is utilized in the sales of offered securities we will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be described in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us and the sale may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of the sales will be described in the related prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing on their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms acting as principals of their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

LEGAL MATTERS

The validity of the offered securities will be passed upon for us by Conner & Winters, LLP, Tulsa, Oklahoma. Certain other legal matters will be passed upon for us by Conner & Winters, LLP, Tulsa, Oklahoma, and for the underwriters, dealers or agents, if any, by their own legal counsel. As of the date of this prospectus, attorneys at Conner & Winters, LLP owned 4,770 shares of our common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Controls over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2015 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

We have derived the estimates of proved oil and natural gas reserves and related future net revenues and their present value as of December 31, 2015 included in our Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated by reference in this prospectus from the reserves audit report of Ryder Scott Company, L.P., independent petroleum engineers, given on the authority of Ryder Scott Company, L.P. as experts in those matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at:

•	the public reference room maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of the materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330, or

•	the SEC website located at www.sec.gov.

This prospectus is one part of a registration statement filed on Form S-3 (together with all amendments, supplements, schedules and exhibits to the registration statement, referred to as the registration statement) with the SEC under the Securities Act. This prospectus does not contain all of the information described in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each statement is qualified in its entirety by the documents incorporated by reference.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means we can disclose important business and financial information about us to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus and any prospectus supplement. In addition, any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and prior to the effectiveness of the registration statement will be incorporated by reference in this prospectus. Information that we file later with the SEC will also automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we previously filed with the SEC and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the filings that are furnished rather than filed under applicable SEC rules) until the termination of the offering made under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•	the description of our common stock set forth in our Registration Statement on Amended Form 8-B, dated October 7, 1986, including any amendments and reports filed for the purpose of updating such description.

We will provide at no cost to each holder, including any beneficial owner of the offered securities, to whom this prospectus or any supplement is delivered, a copy of the reports and any or all of the information that has been incorporated by reference but not delivered with this prospectus or any supplement. Please direct your oral or written request to Mark E. Schell, Senior Vice President, Secretary and General Counsel, at our principal executive offices located at:

7130 South Lewis

Suite 1000

Tulsa, Oklahoma 74136

(918) 493-7700

$100,000,000

UNIT CORPORATION

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

April 4, 2017